CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238200) and Form S-8 (Nos. 333-225168 and 333-209791) of Dentsply Sirona Inc. of our report dated March 1, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 1, 2022